Filed pursuant to Rule 424(b)(5)
Registration No.: 333-197122

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated October 3, 2014)

                     Shares

Common Stock

We are offering                      shares of our common stock, par value $0.01 per share. Our common stock is currently listed on The NASDAQ Global Market under the symbol “UNIS.” On January 29, 2015, the last reported sale price of our common stock was $4.42 per share. Our Chess Depositary Interests, or CDIs (each representing one-sixth of one share of Unilife common stock), are listed on the Australian Securities Exchange, or ASX, under the symbol “UNS.” On January 29, 2015, the last reported sale price of our CDIs was A$0.87 per CDI.

Concurrent with this offering, we are also offering in Australia, through a private placement pursuant to Regulation S under the Securities Act of 1933, as amended, CDIs representing an aggregate of                      shares of Unilife common stock. In this prospectus supplement we refer to this private placement of CDIs in Australia as the Australian private placement. We anticipate the Australian private placement will close at or about the same time as the offering.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds to Unilife Corporation, Before Expenses	$	$

(1)	We refer you to “Underwriting” beginning on page S-11 for additional information regarding underwriter compensation.

Delivery of the shares of common stock is expected to be made on or about February     , 2015. We have granted the underwriters an option for a period of 30 days to purchase up to an additional                      shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $         and the total proceeds to us, before expenses, will be $        .

Joint Book-Running Managers

Jefferies	Piper Jaffray

Prospectus Supplement dated                     , 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-197122) that we initially filed with the Securities and Exchange Commission, or the SEC, on June 30, 2014, and that was declared effective by the SEC on October 3, 2014. This document is in two parts. The first part is this prospectus supplement which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock (including in the form of CDIs). References in this prospectus supplement and the accompanying prospectus to shares of common stock include common stock which is sold in the form of CDIs. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and accompanying prospectus outside the United States. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors. Accordingly, investors should not place undue reliance on this information.

S-i

Unless the context otherwise requires, in this prospectus supplement the “Company,” “Unilife,” “we,” “us,” “our” and similar names refer to Unilife Corporation and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. UNILIFE®, UNIFILL®, UNIFILL FINESSE®, RITA®, PRECISION-THERAPY®, FLEX-THERAPY®, EZMIX®, OCU-JECT®, and DEPOT-JECT® are registered trademarks of Unilife. All trademarks, trade names or service marks referred to in this prospectus are the property of the Company unless otherwise indicated.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and the information incorporated by reference herein and therein, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

We are a designer, manufacturer and supplier of innovative injectable drug delivery systems that can enhance and differentiate the injectable drugs, biologics and vaccines, or collectively injectable therapies, of our pharmaceutical and biotechnology customers. We have a broad portfolio of proprietary product platforms, including pre-filled syringes, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and other novel injectable drug delivery systems. Products within each platform are highly differentiated from competitors’ products with a series of innovative features designed to optimize the safe, simple and convenient administration of an injectable therapy. We sell our products directly to pharmaceutical and biotechnology companies who incorporate them into the drug-device combination product that is supplied pre-filled and ready for administration by end-users such as health-care providers or patients. Products within each of our platforms can be customized by us to address specific customer, therapy, patient and/or commercial requirements. As of September 30, 2014, we had 15 active programs with multiple customers across all product platforms.

Recent Developments

On January 15, 2015, we entered into a definitive global strategic agreement with AbbVie, Inc., or AbbVie, for the customization of our injectable drug delivery systems for use with AbbVie’s drug portfolio. Under this global strategic agreement, we were selected by AbbVie as a preferred partner for the customization of innovative, differentiated drug delivery systems. In addition, pursuant to the agreement, AbbVie is required to pay us $5 million by March 1, 2015 for the exclusive right to negotiate with us to form and enter into a mutually-agreeable commercial supply agreement. If consummated, we expect such commercial supply agreement to include exclusive access for particular indications to the Unifill Finesse™ prefilled syringe and the LISA™ reusable auto-injector for confidential target therapies within AbbVie’s drug portfolio for the treatment of auto-immune diseases, as well as associated exclusivity fees.

We are currently finalizing our financial results for the second quarter ended December 31, 2014. While complete financial information and operating data are not available, based on information currently available, we estimate that as of December 31, 2014 we had approximately $10.8 million of cash and cash equivalents (including restricted cash) and we estimate that our revenue was $5.4 million for the second quarter ended December 31, 2014. These preliminary estimates have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, KPMG LLP, has not audited or reviewed, and does not express an opinion with respect to, these estimates. Our actual cash and cash equivalents (including restricted cash) as of December 31, 2014 and our actual revenue for the second quarter ended December 31, 2014 may differ from these estimates due to the completion of our closing procedures with respect to the second quarter ended December 31, 2014, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. We expect to complete our closing procedures with respect to the second quarter ended December 31, 2014 after this offering is consummated. Accordingly, our consolidated financial statements as of and for the second quarter ended December 31, 2014 will not be available until after this offering is completed.

Corporate Information

We were incorporated in Delaware on July 2, 2009 as a wholly-owned subsidiary of Unilife Medical Solutions Limited, or UMSL. On January 27, 2010, we became the parent company of UMSL upon completion of a redomiciliation under Australian law and UMSL’s stockholders and option holders exchanged their interests in UMSL for equivalent interests in us. Our principal executive offices are located at 250 Cross Farm Lane, York, Pennsylvania 17406. Our telephone number is (717) 384-3400. Our website address is www.unilife.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common Stock we are Offering	shares

Common Stock to be Outstanding after this Offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares)

Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to additional shares.

Use of Proceeds	We intend to use the net proceeds of this offering for investments in our plant, equipment, systems and personnel to further develop our manufacturing and operational capabilities to satisfy current and future customer orders and general corporate purposes, including working capital, acquisitions and other business opportunities. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus, page 16 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The NASDAQ Global Market Symbol	UNIS

ASX Symbol	UNS

The number of shares of our common stock to be outstanding immediately after this offering is based on 109,502,837 shares of common stock outstanding as of September 30, 2014. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2014 and does not include:

■	3,922,411 shares of our common stock issuable to our employees and directors upon the exercise of stock options outstanding as of September 30, 2014, at a weighted average exercise price of $4.73 per share, of which options to purchase 2,060,907 shares of our common stock were then exercisable;

■	2,050,003 shares of our common stock issuable to persons other than our employees and directors upon the exercise of stock options and warrants outstanding as of September 30, 2014, at a weighted average exercise price of $4.85 per share, of which options and warrants to purchase 1,050,003 shares of our common stock were then exercisable;

■	4,000,000 shares of our common stock issued to our Chairman of the Board of Directors and Chief Executive Officer on November 14, 2014 under a Restricted Stock Agreement dated November 14, 2014, or the Non-Plan Based Restricted Stock Award;

■	695,000 shares of our common stock that we have agreed to issue to our incoming Senior Vice President and Chief Financial Officer on February 23, 2015, his expected first day of employment with us, to other new hires and to certain current employees under our Amended and Restated 2009 Stock Incentive Plan, or the Stock Incentive Plan, which issuances we expect to occur shortly after the completion of this offering;

■	2,721,042 shares of our common stock issued to our employees since September 30, 2014;

■	an aggregate of 8,207,725 shares of our common stock reserved for future grants of stock options and other stock-based awards under the Stock Incentive Plan as of the date of this prospectus supplement; and

■	an aggregate of shares representing the CDIs sold in the Australian private placement.

If the underwriters’ option to purchase additional shares is exercised in full, we will issue and sell up to an additional                      shares of our common stock and will have                      shares outstanding after the offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

The exercise of options and warrants and other issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering will dilute your ownership interests and may adversely affect the future market price of our common stock.

Sales of our common stock in the public market, either by us or by our current stockholders, or the perception that these sales could occur, could cause a decline in the market price of our securities. As of September 30, 2014, other than 2,509,811 shares of unvested restricted stock, all shares of our common stock held by our current stockholders who are not affiliates may be immediately eligible for resale in the open market either in compliance with an exemption under Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, or pursuant to an effective resale registration statement that we have previously filed with the SEC. Such sales, along with any other market transactions, could adversely affect the market price of our common stock.

In addition, (i) 3,922,411 shares of our common stock were issuable to our employees and directors upon the exercise of outstanding stock options as of September 30, 2014, at a weighted average exercise price of $4.73 per share, of which options to purchase 2,060,907 shares of our common stock were then exercisable, (ii) 2,050,003 shares of our common stock were issuable to persons other than our employees and directors upon the exercise of outstanding stock options and warrants as of September 30, 2014, at a weighted average exercise price of $4.85 per share, of which options and warrants to purchase 1,050,003 shares of our common stock were then exercisable, (iii) 4,000,000 shares of our common stock were issued to our Chairman of the Board of Directors and Chief Executive Officer on November 14, 2014 under the Non-Plan Based Restricted Stock Award, (iv) we have agreed to issue 695,000 shares of our common stock to our incoming Senior Vice President and Chief Financial Officer on February 23, 2015, his expected first day of employment with us, to other new hires and to certain other current employees under the Stock Incentive Plan, (v) 2,721,042 shares of our common stock were issued to our employees since September 30, 2014, (vi) an aggregate of 8,207,725 shares of our common stock were reserved for future grants of stock options and other stock-based awards under the Stock Incentive Plan as of the date of this prospectus supplement, and (vii) an aggregate of              shares representing the CDIs sold in the Australian private placement. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.

Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our common stock or restricted stock in the future and those options or warrants are exercised you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

You will suffer immediate and substantial dilution in the securities you purchase.

The public offering price of $         per share of our common stock is substantially higher than the pro forma net tangible book value per share of our outstanding shares immediately after this offering. As a result, investors purchasing securities in this offering will incur immediate and substantial dilution of approximately $         per share of common stock, or approximately     % of the public offering price. Accordingly, existing stockholders will benefit disproportionately from this offering. If we raise additional capital through the sale of equity, including convertible securities, your percentage of ownership will be diluted. You may also experience additional dilution if stock options or warrants to purchase our shares are exercised or we issue additional shares of restricted stock at less than the offering price. As of the date of this prospectus supplement, we have reserved 8,207,725 shares of our common stock for issuance under our Stock Incentive Plan.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the sale of our common stock will be used for investments in our plant, equipment, systems and personnel to further develop our manufacturing and operational capabilities to satisfy current and future customer orders and general corporate purposes, including working capital, acquisitions and other business opportunities. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-8 of this prospectus supplement for further information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “potential,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

■	our expectations related to the use of proceeds, if any, from this offering;

■	our ability to develop and achieve substantial sales of our products to our customers;

■	legal and regulatory requirements and developments in the U.S. and foreign countries;

■	the clinical development, therapeutic efficacy and market acceptance of our customers’ product candidates;

■	the ability to satisfy our debt obligations and comply with our restrictive covenants;

■	recently enacted and future legislation regarding the healthcare system;

■	our financial performance, including estimates regarding our second quarter financial results;

■	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

■	our ability to continue as a going concern for the next 12 months;

■	the success of competing products that are or become available;

■	obtaining and maintaining intellectual property protection for our products;

■	our ability to perform under our customer agreements;

■	our exposure to manufacturing and other business disruptions;

■	our ability to limit our exposure to product liability lawsuits;

■	our ability to successfully manage our growth;

■	our exposure to scrutiny and increased expenses as a result of being a public company;

■	the impact on the cost of raw materials; and

■	our failure to recruit or retain key personnel or to retain our executive officers.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering will be approximately $         million, or approximately $         million if the underwriters exercise in full their option to purchase up to                      additional shares of common stock, based on the public offering price of $         per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the shares of common stock offered hereby for investments in our plant, equipment, systems and personnel to further develop our manufacturing and operational capabilities to satisfy current and future customer orders and general corporate purposes, including working capital, acquisitions and other business opportunities.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing instruments and investment grade securities.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2014 was approximately $(13.7) million, or $(0.12) per share of common stock. Net tangible book value per share is determined by dividing total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2014. After giving effect to the sale by us of             shares of common stock at the public offering price of $         per share of common stock and after deducting the underwriting discounts and commissions and estimated offering expenses, our net tangible book value as of September 30, 2014 would have been approximately $         million, or $         per share of common stock. This represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution of $         per share of common stock issued to the new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Public offering price per share of common stock			$
Net tangible book value per share as of September 30, 2014		$(0.12)
Increase per share attributable to new investors	$

As adjusted net tangible book value per share after this offering			$

Dilution per share to new investors purchasing our common stock in this offering			$

If the underwriters exercise in full their option to purchase up to                      additional shares of common stock in this offering at the public offering price of $         per share, the as adjusted net tangible book value per share after the offering would be $         per share, representing an increase in the net tangible book value of $         per share to existing stockholders and immediate dilution in net tangible book value of $         per share to new investors purchasing our common stock in this offering.

The above discussion and table are based on 109,502,837 shares of common stock outstanding as of September 30, 2014, and do not include:

■	3,922,411 shares of our common stock issuable to our employees and directors upon the exercise of stock options outstanding as of September 30, 2014, at a weighted average exercise price of $4.73 per share, of which options to purchase 2,060,907 shares of our common stock were then exercisable;

■	2,050,003 shares of our common stock issuable to persons other than our employees and directors upon the exercise of stock options and warrants outstanding as of September 30, 2014, at a weighted average exercise price of $4.85 per share, of which options and warrants to purchase 1,050,003 shares of our common stock were then exercisable;

■	4,000,000 shares of our common stock issued to our Chairman of the Board of Directors and Chief Executive Officer on November 14, 2014 under the Non-Plan Based Restricted Stock Award;

■	695,000 shares of our common stock that we have agreed to issue to our incoming Senior Vice President and Chief Financial Officer on February 23, 2015, his expected first day of employment with us, to other new hires and to certain other current employees under the Stock Incentive Plan;

■	2,721,042 shares of our common stock issued to our employees since September 30, 2014;

■	an aggregate of 8,207,725 shares of our common stock reserved for future grants of stock options and other stock-based awards under the Stock Incentive Plan as of the date of this prospectus supplement; and

■	an aggregate of shares representing the CDIs sold in the Australian private placement.

To the extent that options or warrants are exercised, new options are issued under our Stock Incentive Plan or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated January     , 2015, among us and Jefferies LLC and Piper Jaffray & Co., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

UNDERWRITERS	NUMBER OF SHARES
Jefferies LLC
Piper Jaffray & Co.

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $         per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $395,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000 in the aggregate.

Listing

Our common stock is listed on The NASDAQ Global Market under the trading symbol “UNIS.” Our common stock is also listed on the ASX in the form of CDIs under the trading symbol “UNS.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of                      additional shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

■	sell, offer to sell, contract to sell or lend any shares or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended, or the Exchange Act), or

■	effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares or related securities, or

■	pledge, hypothecate or grant any security interest in any shares or related securities, or

■	in any other way transfer or dispose of any shares or related securities, or

■	enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise, or

■	publicly announce the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and Piper Jaffray & Co.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies LLC or Piper Jaffray & Co. waive, in writing, such an extension.

Jefferies LLC and Piper Jaffray & Co. may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in the United States in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

A.	You confirm and warrant that you are either:

■	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

■	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

■	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

B.	You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

c)	to any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

i.	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

ii.	where no consideration is given for the transfer; or

iii.	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which is referred to as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated, each such person being referred to as a relevant person.

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Pepper Hamilton LLP, Philadelphia, Pennsylvania. In connection with this offering, Latham  & Watkins LLP, Costa Mesa, California, advised the underwriters with respect to certain U.S. securities law matters.

EXPERTS

The consolidated balance sheets of the Company as of June 30, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2014, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2014 have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. KPMG LLP’s report on the consolidated financial statements dated September 15, 2014 contains an explanatory paragraph that states that the Company has incurred recurring losses from operations and has limited cash resources, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference.” In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Corporate Secretary

Unilife Corporation

250 Cross Farm Lane

York, Pennsylvania 17406

(717) 384-3400

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

■	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the SEC on September 15, 2014 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 2, 2014 incorporated by reference therein);

■	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 12, 2014;

■	Our Current Reports on Form 8-K filed with the SEC on July 30, 2014, August 29, 2014, September 19, 2014, October 3, 2014, October 31, 2014, November 14, 2014, November 19, 2014 and January 14, 2015; and

■	The description of our common stock contained in Item 11 of Amendment No. 4 to our registration statement on Form 10 filed on February 11, 2010 (registration no. 001-34540) with the SEC, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (except as specifically enumerated above, other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

To obtain copies of these filings, see “Where You Can Find More Information” on page S-18 of this prospectus supplement.

PROSPECTUS

UNILIFE CORPORATION

$200,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants and Units

and

600,000 Shares of Common Stock

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $200,000,000.

This prospectus also covers the resale by selling stockholders identified in the “Selling Stockholders” section of this prospectus of up to an aggregate of 600,000 shares of our common stock issuable upon the exercise of warrants previously issued. We will not receive proceeds from the sale of shares of our common stock by the selling stockholders. We may receive proceeds from the exercise of the warrants whose underlying shares of common stock are covered by this prospectus.

The securities may be offered and sold by us or selling stockholders from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is currently listed on the Nasdaq Global Market under the symbol “UNIS”. On September 8, 2014, the last reported sale price of our common stock on the Nasdaq Global Market was $2.47 per share.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

Investing in these securities involves risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 3, 2014.

Neither we nor any selling stockholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. “Unilife,” “Company,” “we,” “us” and “our” refer to Unilife Corporation and its consolidated subsidiaries

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to an aggregate of $200,000,000 of securities and the secondary offering by the selling stockholders identified herein of up to an aggregate of 600,000 shares of our common stock issuable upon the exercise of warrants previously issued. We may offer and sell any combination of the securities described in this prospectus and the selling stockholders may offer and sell shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.unilife.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 that we filed with the SEC on September 15, 2014; and

•	Our Current Reports on Form 8-K filed with the SEC on July 30, 2014 and August 29, 2014; and

•	Description of our common stock contained in Item 11 of Amendment No. 4 to our registration statement on Form 10 filed on February 11, 2010 (registration no. 001-34540) with the SEC, including any amendment or report filed for the purpose of updating such description;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mr. John Ryan, Senior Vice President, General Counsel & Secretary at 250 Cross Farm Lane, York, Pennsylvania 17406, telephone (717) 384-3400.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part in their entireties.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

UNILIFE CORPORATION

Overview

We are a designer, manufacturer and supplier of innovative injectable drug delivery systems that can enhance and differentiate the injectable drugs, biologics and vaccines, or collectively injectable therapies, of our pharmaceutical and biotechnology customers. We have a broad portfolio of proprietary product platforms, including pre-filled syringes, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and other novel injectable drug delivery systems. Products within each platform are highly differentiated from competitors with a series of innovative features designed to optimize the safe, simple and convenient administration of an injectable therapy. We sell our products directly to pharmaceutical and biotechnology companies who incorporate them into the drug-device combination product that is supplied pre-filled and ready for administration by end-users such as health-care providers or patients. Products within each of our platforms can be customized by us to address specific customer, therapy, patient or commercial requirements.

Proprietary Technology Platforms and Products

We have developed a broad portfolio of innovative, differentiated injectable drug delivery systems that are designed for use with a range of injectable therapies. Existing and prospective customers can select from a series of platform-based technologies, including pre-filled syringes, wearable injectors, auto-injectors, drug reconstitution systems and ocular delivery systems. A multitude of product configurations and proprietary features are available within each platform, and we are able to further customize each product to specific customer, therapy, patient or commercial requirements.

You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Corporate Information

Our principal executive offices are located at 250 Cross Farm Lane, York, Pennsylvania 17406, and our telephone number is (717) 384-3400. Our website address is www.unilife.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of sales by the selling stockholders, we will not receive any of the proceeds from such sales; however, we may receive proceeds from cash payments made in connection with the exercise of warrants held by the selling stockholders that are covered by this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED

STOCK DIVIDENDS

Earnings were insufficient to cover fixed charges by $50,374,000, $60,698,000, $50,098,000, $39,954,000 and $29,439,000 during the fiscal years ended June 30, 2014, 2013, 2012, 2011 and 2010, respectively. “Earnings” consists of net loss from continuing operations before income tax expense and fixed charges. “Fixed charges” consist of interest expense, capitalized interest and the portion of rents that we believe to be representative of the interest factor. The foregoing sets forth our consolidation ratio of earnings to combined fixed charges and preferred stock dividends for the periods presented. Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units to purchase any of such securities, with a total value of up to $200,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends;

•	redemption, conversion or exchange terms;

•	conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants;

•	voting or other rights; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 8, 2014, 109,377,837 shares of our common stock, and no shares of our preferred stock, were outstanding.

Common Stock

Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are, and any shares of common stock that we may issue in the future will be, fully paid and non-assessable.

Preferred Stock

We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $200,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $200,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or any class or series of preferred stock. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

SELLING STOCKHOLDERS

Selling Stockholders for the Secondary Offering of up to 600,000 Shares of Common Stock

An aggregate of 600,000 shares of common stock issuable upon the exercise of previously issued warrants may be offered for sale and sold from time to time pursuant to this prospectus by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their transferees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC. Except as otherwise disclosed herein, to our knowledge, none of the selling stockholders is a broker-dealer and/or affiliated with a broker-dealer. The selling stockholders in the following table acquired or will acquire their shares upon exercise of warrants issued to them in December 2010 and August 2012 for services they provided to us in connection with the development of our new manufacturing facility. These warrants are exercisable at $5.30 per share.

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based solely upon information provided to us by the selling stockholders or otherwise known by us. In addition to the shares offered hereby, which represent such shares of our common stock issuable upon exercise of previously issued warrants by the respective selling stockholders, the selling stockholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 109,377,837 shares of our common stock outstanding as of September 8, 2014.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering
Consultants who received warrants as consideration for their consulting services provided to the Company:
Keystone Redevelopment Group	27,500	27,500	0	0
RCMN, LLC	93,750	93,750	0	0
Loughery Family Investments, LLC	66,250	66,250	0	0
Artillio Family Investments, LLC	93,750	93,750	0	0
Gregory Ventresca	93,750	93,750	0	0
John LaProcido	225,000	225,000	0	0

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Unilife, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Unilife at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

Underwriters and agents may be entitled under agreements entered into with Unilife and/or the selling stockholders, if applicable, to indemnification by Unilife and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Unilife and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements of Unilife Corporation as of June 30, 2014 and 2013 and for each of the years in the three-year period ended June 30, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2014 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations and has limited cash resources, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

LEGAL MATTERS

Pepper Hamilton LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

                     Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

Piper Jaffray

                    , 2015